Exhibit 99.1

  PennFed Financial Services, Inc. Shareholders Approve Acquisition
                 by New York Community Bancorp, Inc.

    WESTBURY, N.Y. & WEST ORANGE, N.J.--(BUSINESS WIRE)--March 13, 2007--The acquisition of PennFed Financial Services, Inc. (NASDAQ/Global Market: PFSB) ("PennFed") by New York Community Bancorp, Inc. (NYSE: NYB) was approved today at a special meeting of PennFed's shareholders, paving the way for the acquisition to take effect on or about March 31st. Upon completion, PennFed will merge with and into New York Community Bancorp and Penn Federal Savings Bank, the primary subsidiary of PennFed, will merge with and into New York Community Bancorp's savings bank subsidiary, New York Community Bank.

    The acquisition was previously approved by the Superintendent of the New York State Banking Department, and the merger of Penn Federal Savings Bank with and into New York Community Bank was previously approved by the FDIC.

    Under the terms of the Agreement and Plan of Merger, PennFed shareholders will receive 1.222 shares of New York Community Bancorp stock for each share of PennFed stock held at the effective date of the merger, and cash in lieu of any fractional share. Following the merger, New York Community Bancorp will have approximately 314 million outstanding shares of common stock.

    Commenting on the receipt of shareholder approval, New York Community Bancorp Chairman, President, and Chief Executive Officer Joseph R. Ficalora stated, "We are grateful for the significant level of support the transaction received today from PennFed's shareholders, and look forward to serving them as shareholders of our company. With the addition of PennFed's 24 branches, we will have 187 locations spanning the New York metropolitan region--including 32 in New Jersey--and the opportunity to increase our revenues while serving our growing customer base."

    Joseph L. LaMonica, President and Chief Executive Officer of PennFed stated, "All the support received from our shareholders since our initial public offering in July 1994 has been very much appreciated. We believe this merger maximizes shareholder value and goes further to provide benefits to our customers. Partnering with New York Community Bancorp, a company that shares our community-oriented focus, allows our customers access to an expanded line of products and services."

    New York Community Bancorp, Inc.

    New York Community Bancorp, Inc. is the $28.5 billion holding company for New York Community Bank and New York Commercial Bank, and the leading producer of multi-family loans for portfolio in New York City. A New York State-chartered savings bank with 137 offices serving New York City, Long Island, Westchester County, and northern New Jersey, New York Community Bank is the third largest thrift depository in the New York metropolitan region, and operates through seven local divisions: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, CFS Bank, First Savings Bank of New Jersey, and Ironbound Bank. A New York State-chartered commercial bank, New York Commercial Bank has 27 branches serving Manhattan, Queens, Brooklyn, Westchester County, and Long Island. Additional information about New York Community Bancorp, Inc. and its bank subsidiaries is available at www.myNYCB.com.

    PennFed Financial Services, Inc.

    PennFed Financial Services, Inc. is the $2.3 billion holding company for Penn Federal Savings Bank, a New Jersey-based thrift with loans of $1.7 billion and deposits of $1.5 billion at December 31, 2006. The Company has 13 branches serving the Ironbound section of Newark and the surrounding communities of Essex County, and 11 branches serving customers in select communities in Ocean, Monmouth, Middlesex, Hudson, and Union Counties. Additional information about PennFed, its products, and performance is available at www.pennfsb.com.

    Safe Harbor Provisions of the Private Securities Litigation Reform
Act of 1995

    This release, like other written and oral communications presented by New York Community Bancorp, Inc. and PennFed Financial Services, Inc. (the "Companies") and their authorized officers, may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Companies intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

    Forward-looking statements, which are based on certain assumptions, may be identified by their reference to future periods and include, without limitation, those statements relating to the anticipated effects of the transaction between the Companies. The following factors, among others, could cause the actual results of the transaction and the expected benefits of the transaction to the combined company and to the Companies' shareholders, to differ materially from the expectations stated in this release: the ability of the Companies to consummate the transaction; a material adverse change in the financial condition or results of operations of either company; the ability of New York Community Bancorp, Inc. to successfully integrate the assets, liabilities, customers, systems, and any management personnel it may acquire into its operations pursuant to the transaction; and the ability to realize the related revenue synergies and cost savings within the expected time frames.

    In addition, factors that could cause the actual results of the transaction to differ materially from current expectations include, but are not limited to, general economic conditions and trends, either nationally or locally in some or all of the areas in which the Companies and their customers conduct their respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect the Companies' net income, the level of prepayment penalties and other future cash flows, or the market value of their assets; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the Companies' local markets; changes in the financial or operating performance of the Companies' customers' businesses; changes in real estate values, which could impact the quality of the assets securing the Companies' loans; changes in the quality or composition of the Companies' loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in the customer base of either company; potential exposure to unknown or contingent liabilities of companies targeted by New York Community Bancorp, Inc. for acquisition; the Companies' timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by the Companies' customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems; the outcome of pending or threatened litigation or of other matters before regulatory agencies, or of matters resulting from regulatory exams, whether currently existing or commencing in the future; environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Companies; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in banking, securities, tax, environmental, and insurance law, regulations, and policies, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; changes in legislation and regulation; operational issues stemming from and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems, on which the Companies are highly dependent; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting the Companies' operations, pricing, and services. Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Companies' control.

    Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Companies disclaim any obligation to update any forward-looking statements.

    CONTACT: New York Community Bancorp, Inc.
             Ilene A. Angarola
             First Senior Vice President
             and Director, Investor Relations
             516-683-4420
             or
             PennFed Financial Services, Inc.
             Claire M. Chadwick
             Senior Executive Vice President
             and Chief Financial Officer
             973-669-7366, ext. 267